Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor Contact Christopher Evans D +1 484 724 4099 Christopher.Evans@axalta.com	Media Contact Robert Donohoe D +1 267-756-3803 Robert.Donohoe@axalta.com

Axalta Releases Fourth Quarter and Full Year 2023 Results
PHILADELPHIA, PA, February 8, 2024 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the fourth quarter and full year ended December 31, 2023.
Fourth Quarter 2023 Highlights
▪Net sales increased 4.9% year-over-year to $1.3 billion
▪Net income increased $30 million year-over-year to $74 million and Adjusted EBITDA increased $43 million year-over-year to $251 million
▪Adjusted EBITDA margin improved 250 basis points year-over-year
▪Cash provided by operating activities of $286 million and Free Cash Flow of $254 million
▪Paid down $55 million of principal on term loan and refinanced 2025 senior notes extending maturity to 2031
▪Net Leverage Ratio of 2.9x, lowest in company history at year-end
Fourth Quarter 2023 Consolidated Financial Results
Fourth quarter 2023 net sales increased 4.9% year-over-year to $1.3 billion. The increase in net sales was driven by a 2.3% foreign exchange benefit, 1.7% improvement in volumes, and 0.9% price-mix growth.
Net income increased 68% year-over-year to $74 million versus $44 million in the prior-year period. The increase in net income was driven by significant earnings improvement in both segments. Net income benefited from pricing actions executed throughout the year, positive mix impacts and variable cost deflation, partially offset by higher productivity investments and higher variable labor expense. Adjusted EBITDA improved to $251 million compared to $208 million in the fourth quarter of 2022. Adjusted EBITDA margin of 19.3% improved by 250 basis points compared to the prior-year period. Diluted earnings per share of $0.33 compared to $0.20 in the prior-year period, while adjusted diluted earnings per share improved by 13% to $0.43 compared to $0.38 in the same period last year in spite of a higher effective tax rate and interest expense.
Fourth quarter 2023 cash provided by operating activities was $286 million versus $246 million in the prior-year period with free cash flow totaling $254 million compared to $206 million in the same period last year. The year-over-year increases were driven primarily by working capital benefits.
Cash and cash equivalents at year end were $700 million and total liquidity was $1.2 billion. The net debt to trailing twelve month (“LTM”) Adjusted EBITDA ratio (total net leverage ratio) was 2.9x at quarter-end versus 3.8x as of December 31, 2022. In the quarter, an additional $55 million of term loan principal was paid down, contributing to the $200 million of gross debt reduction for full year 2023.
Discussion of Segment Results
Performance Coatings fourth quarter 2023 net sales were $849 million, up 3.7% from the prior-year period driven by strong price-mix in both end-markets. Refinish volumes were up modestly year-over-year against a stable market environment. Industrial volumes were lower year-over-year as stable volumes in Europe were more than offset by soft macroeconomic conditions in North America, particularly in construction markets.
The Performance Coatings segment generated Adjusted EBITDA of $192 million in the fourth quarter compared to $169 million in the prior-year period, with associated margins of 22.6% and 20.6%, respectively. The increases in segment Adjusted EBITDA and Adjusted EBITDA margin were driven by better price-mix and variable cost deflation, which more than offset higher labor expenses and lower Industrial volumes.
Mobility Coatings fourth quarter 2023 net sales were $449 million, up 7.3% from the prior-year period. Growth was driven predominantly by strong volumes with improvement in all regions. Price-mix was lower year-over-year from lower mix plus an unfavorable comparison given a one-time pricing benefit recorded in the prior-year period. Light Vehicle volume growth exceeded global auto production, especially in China. North America Commercial Vehicle class 8 production was down 7% year-over-year.
The Mobility Coatings segment generated Adjusted EBITDA of $59 million in the fourth quarter compared to $39 million in the prior-year period, with associated margins of 13.2% and 9.4%, respectively. The increases in segment Adjusted EBITDA and Adjusted EBITDA margin were driven by improved volumes and raw material deflation.

Fiscal Year 2023 Consolidated Financial Results
Full year 2023 net sales increased 6.1% year-over-year (5.6% excluding foreign currency translation) to $5.2 billion. Net income totaled $269 million versus $192 million in 2022. The increase in net income was driven by strong price-mix growth and variable cost deflation offset partially by higher labor expense, costs related to productivity investments plus increased interest and tax expenses. Adjusted EBITDA improved to $951 million from $811 million in fiscal year 2022. Adjusted EBITDA margin of 18.4% improved by 180 basis points year-over-year with solid contributions from both segments. Diluted earnings per share of $1.21 compared to $0.86 in 2022, while adjusted diluted earnings per share for 2023 improved by 6% to $1.57 compared to $1.48.
Fiscal year 2023 cash provided by operating activities was $575 million versus $294 million in the prior year driven primarily by working capital benefits and improved earnings. Free cash flow totaled $447 million compared to $163 million in 2022, an increase of $284 million. On October 2, 2023, we completed the acquisition of Andrè Koch AG and the results of the business are reported within Axalta's Performance Coatings segment.
“We finished the year out strong and intend to build on this momentum in 2024,” said Chris Villavarayan, Axalta’s CEO and President. “2023 was a transformative year. We took decisive action to fully offset lingering inflationary headwinds and as a result achieved record sales and Adjusted EBITDA. We believe we are only just beginning to unlock the potential of this enterprise.”
Reporting Changes
Beginning with the fourth quarter 2023, we replaced Adjusted EBIT with Adjusted EBITDA as one of the primary performance metrics, with Adjusted Diluted EPS remaining as the other primary performance metric. Reconciliations are provided for Adjusted EBITDA and Adjusted Diluted EPS as well as Adjusted EBIT to the most directly comparable financial measures calculated in accordance with US GAAP. In addition, Axalta replaced Adjusted EBIT with Adjusted EBITDA as the primary measure of segment operating performance. More information can be found below in the section titled “Segment Financial Measures.”
Financial Guidance
First Quarter 2024 Outlook:
•Net Sales: Flat Year-Over-Year
•Adjusted EBITDA: ~$240 million
•Adjusted Diluted EPS: ~$0.40
Full Year 2024 Outlook:

(in millions, except %’s and per share data)	Projection

Item	FY 2024

Net Sales YoY%	+LSD
Adjusted EBITDA	$1,010 - $1,050
Adjusted Diluted EPS	$1.80 - $1.95
Free Cash Flow	$400 - $450
D&A (step-up D&A)	~$280 ($50)
Tax Rate, As Adjusted	~25%
Diluted Shares Outstanding	~222
Interest Expense	~$215
Capex	~$165
LSD = low-single-digit

Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, and tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its fourth quarter and full year 2023 financial results on February 8, 2024 at 8:00 a.m. ET. The dial-in phone number for the conference call is +1-201-689-8560. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate, a replay will be available through February 15, 2024, with a dial-in number of +1-412-317-6671 and pin: 13743605.
Public Dissemination of Certain Information
We intend to use our investor relations page at ir.axalta.com as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the U.S. Securities and Exchange Commission’s (the “SEC”) Regulation Fair Disclosure (or Reg. FD). Investors should routinely monitor that site, in addition to our press releases, SEC filings and public conference calls and webcasts, as information posted on that page could be deemed to be material information.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, our outlook and/or guidance, which includes net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization (“D&A”), step-up D&A, tax rate, as adjusted, diluted shares outstanding, interest expense and capital expenditures. Axalta has identified some of these forward-looking statements with words such as “intend,” “potential,” “believe,” “guidance,” “outlook,” and “projection,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control, as well as impacts from operational disruptions related to our ERP system implementation, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the SEC. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise. Final results for the full year, which will be reported in our Annual Report on Form 10-K for the year ended December 31, 2023, may vary from the information in this release. In particular, until our financial statements are issued in our Annual Report on Form 10-K, we may be required to recognize certain subsequent events (such as in connection with contingencies or the realization of assets) which could affect our final results.

Non-GAAP Financial Measures
The historical financial information included in this release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted Diluted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to common shareholders after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS may differ from that of others in our industry. Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our GAAP results.
Constant Currency
Constant currency or ex-FX percentages are calculated by excluding the impact of the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales	$1,297.3	$1,236.7	$5,184.1	$4,884.4
Cost of goods sold	873.8	865.2	3,565.6	3,465.6
Selling, general and administrative expenses	214.9	200.8	840.1	772.4
Other operating charges	7.5	13.7	28.4	31.5
Research and development expenses	17.8	16.8	74.0	66.4
Amortization of acquired intangibles	22.1	30.4	88.5	125.3
Income from operations	161.2	109.8	587.5	423.2
Interest expense, net	55.4	38.7	213.3	139.8
Other expense, net	4.0	13.7	19.5	26.1
Income before income taxes	101.8	57.4	354.7	257.3
Provision for income taxes	28.2	13.5	86.2	65.1
Net income	73.6	43.9	268.5	192.2
Less: Net income attributable to noncontrolling interests	0.5	0.3	1.1	0.6
Net income attributable to common shareholders	$73.1	$43.6	$267.4	$191.6
Basic net income per share	$0.33	$0.20	$1.21	$0.86
Diluted net income per share	$0.33	$0.20	$1.21	$0.86
Basic weighted average shares outstanding	220.1	220.7	221.0	221.7
Diluted weighted average shares outstanding	220.9	221.5	221.9	222.3

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$699.8	$645.2
Restricted cash	3.3	9.7
Accounts and notes receivable, net	1,259.9	1,067.4
Inventories	741.1	829.6
Prepaid expenses and other current assets	117.2	140.8
Total current assets	2,821.3	2,692.7
Property, plant and equipment, net	1,204.3	1,190.2
Goodwill	1,590.9	1,498.0
Identifiable intangibles, net	1,129.7	1,112.3
Other assets	525.9	566.0
Total assets	$7,272.1	$7,059.2
Liabilities, Shareholders' Equity
Current liabilities:
Accounts payable	$724.9	$733.5
Current portion of borrowings	25.7	31.0
Other accrued liabilities	676.9	620.2
Total current liabilities	1,427.5	1,384.7
Long-term borrowings	3,478.5	3,673.3
Accrued pensions	252.0	205.1
Deferred income taxes	162.3	162.1
Other liabilities	179.0	134.5
Total liabilities	5,499.3	5,559.7
Shareholders' equity
Common shares, $1.00 par, 1,000.0 shares authorized, 253.7 and 252.4 shares issued at December 31, 2023 and 2022, respectively	253.7	252.4
Capital in excess of par	1,568.9	1,536.5
Retained earnings	1,286.2	1,018.8
Treasury shares, at cost, 33.6 and 31.8 shares at December 31, 2023 and 2022, respectively	(937.3)	(887.3)
Accumulated other comprehensive loss	(444.2)	(466.9)
Total Axalta shareholders' equity	1,727.3	1,453.5
Noncontrolling interests	45.5	46.0
Total shareholders' equity	1,772.8	1,499.5
Total liabilities and shareholders' equity	$7,272.1	$7,059.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Year Ended December 31,
	2023	2022
Operating activities:
Net income	$268.5	$192.2
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	275.6	303.1
Amortization of deferred financing costs and original issue discount	8.5	9.6
Debt extinguishment and refinancing-related costs	9.9	14.7
Deferred income taxes	(8.4)	(3.4)
Realized and unrealized foreign exchange losses, net	21.4	15.5
Stock-based compensation	26.2	22.2
Impairment charges	15.3	0.7
Gains on sales of facilities	(0.3)	(1.5)
Interest income on swaps designated as net investment hedges	(9.6)	(19.9)
Commercial agreement restructuring charge	—	25.0
Other non-cash, net	21.7	7.0
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(119.0)	(171.0)
Inventories	103.1	(195.4)
Prepaid expenses and other assets	(70.7)	(80.5)
Accounts payable	9.4	138.0
Other accrued liabilities	29.3	44.7
Other liabilities	(5.6)	(7.2)
Cash provided by operating activities	575.3	293.8
Investing activities:
Acquisitions, net of cash acquired	(106.3)	(3.0)
Purchase of property, plant and equipment	(137.9)	(150.9)
Proceeds from sales of assets	0.3	3.7
Interest proceeds on swaps designated as net investment hedges	9.6	19.9
Settlement proceeds on swaps designated as net investment hedges	29.4	25.0
Other investing activities, net	(0.8)	(1.1)
Cash used for investing activities	(205.7)	(106.4)
Financing activities:
Proceeds from short-term borrowings	8.8	—
Proceeds from long-term borrowings	697.4	1,980.0
Payments on short-term borrowings	(49.8)	(91.1)
Payments on long-term borrowings	(904.3)	(2,041.9)
Financing-related costs	(16.6)	(15.2)
Net cash flows associated with stock-based awards	7.5	(0.3)
Purchases of common stock	(50.0)	(200.1)
Deferred acquisition-related consideration	(7.7)	—
Other financing activities, net	(0.3)	(0.3)
Cash used for financing activities	(315.0)	(368.9)
Increase (decrease) in cash and cash equivalents	54.6	(181.5)
Effect of exchange rate changes on cash	(6.4)	(14.8)
Cash at beginning of period	654.9	851.2
Cash at end of period	$703.1	$654.9

Cash at end of period reconciliation:
Cash and cash equivalents	$699.8	$645.2
Restricted cash	3.3	9.7
Cash at end of period	$703.1	$654.9

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$73.6	$43.9	$268.5	$192.2
Interest expense, net	55.4	38.7	213.3	139.8
Provision for income taxes	28.2	13.5	86.2	65.1
Depreciation and amortization	68.7	73.6	275.6	303.1
EBITDA	225.9	169.7	843.6	700.2
Debt extinguishment and refinancing-related costs (a)	2.9	15.3	9.9	14.7
Termination benefits and other employee-related costs (b)	3.9	14.8	17.5	24.4
Acquisition and divestiture-related costs (c)	1.9	0.1	2.7	2.9
Impairment charges (benefits) (d)	—	—	15.3	(0.4)
Site closure costs (e)	2.8	0.2	6.8	2.3
Foreign exchange remeasurement losses (f)	4.1	1.9	22.7	15.2
Long-term employee benefit plan adjustments (g)	2.4	(0.7)	9.2	(0.3)
Stock-based compensation (h)	6.9	8.2	26.2	22.2
Gains on sales of facilities (i)	—	(1.5)	(0.1)	(1.5)
Russia sanction-related impacts (j)	—	0.2	(1.5)	5.0
Commercial agreement restructuring impacts (k)	—	—	—	25.0
Other adjustments (l)	0.1	—	(0.9)	1.1
Adjusted EBITDA	$250.9	$208.2	$951.4	$810.8

Net sales	$1,297.3	$1,236.7	$5,184.1	$4,884.4
Net income margin	5.7%	3.5%	5.2%	3.9%
Adjusted EBITDA margin	19.3%	16.8%	18.4%	16.6%

Segment Adjusted EBITDA:
Performance Coatings	$191.8	$168.8	$741.9	$700.0
Mobility Coatings	59.1	39.4	209.5	110.8
Total	$250.9	$208.2	$951.4	$810.8

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)
Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance. The amounts for the years ended December 31, 2023 and 2022 include $0.2 million, and $1.9 million, respectively, of due diligence and other related costs associated with unconsummated merger and acquisition transactions.

(d)	Represents impairment charges and benefits, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023. The amounts recorded during the year ended December 31, 2022 relate primarily to insurance recoveries on assets impaired in a prior year.

(e)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(g)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(h)	Represents non-cash impacts associated with stock-based compensation.

(i)	Represents non-recurring income related to the sale of previously closed manufacturing facilities.

(j)	Represents expenses and associated changes to estimates related to sanctions imposed on Russia in response to the conflict with Ukraine for incremental reserves on accounts receivable and inventory, which we do not consider indicative of our ongoing operating performance. The benefits recorded during the year ended December 31, 2023 are related to changes in estimated inventory obsolescence and uncollectible accounts receivables. The benefits recorded during the year ended December 31, 2022 are related to changes in estimated inventory obsolescence.

(k)	Represents a non-cash charge associated with the forgiveness of a portion of up-front customer incentives with repayment features which was done along with our customer completing a recapitalization and restructuring of its indebtedness and the execution of a new long-term exclusive sales agreement with us. This amount is not considered to be indicative of our ongoing operating performance.

(l)	Represents certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$73.6	$43.9	$268.5	$192.2
Less: Net income attributable to noncontrolling interests	0.5	0.3	1.1	0.6
Net income attributable to common shareholders	73.1	43.6	267.4	191.6
Debt extinguishment and refinancing-related costs (a)	2.9	15.3	9.9	14.7
Termination benefits and other employee-related costs (b)	3.8	14.8	17.4	24.7
Acquisition and divestiture-related costs (c)	1.9	0.1	2.7	2.9
Impairment charges (benefits) (d)	—	—	15.3	(0.4)
Accelerated depreciation and site closure costs (e)	2.8	0.1	6.8	4.3
Gains on sales of facilities (f)	—	(1.5)	(0.1)	(1.5)
Russia sanction-related impacts (g)	(0.1)	0.3	(1.6)	5.0
Commercial agreement restructuring impacts (h)	—	—	—	25.0
Other adjustments (i)	0.2	(0.8)	(0.6)	0.3
Step-up depreciation and amortization (j)	13.2	22.9	55.7	93.0
Total adjustments	24.7	51.2	105.5	168.0
Income tax provision impacts (k)	3.9	10.5	24.8	29.9
Adjusted net income	$93.9	$84.3	$348.1	$329.7
Adjusted diluted net income per share	$0.43	$0.38	$1.57	$1.48
Diluted weighted average shares outstanding	220.9	221.5	221.9	222.3

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance. The amounts for the years ended December 31, 2023 and 2022 include $0.2 million, and $1.9 million, respectively, of due diligence and other related costs associated with unconsummated merger and acquisition transactions.

(d)	Represents impairment charges and benefits, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023. The amounts recorded during the year ended December 31, 2022 relate primarily to insurance recoveries on assets impaired in a prior year.

(e)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents non-recurring income related to the sale of previously closed manufacturing facilities.

(g)	Represents expenses and associated changes to estimates related to sanctions imposed on Russia in response to the conflict with Ukraine for incremental reserves on accounts receivable and inventory, which we do not consider indicative of our ongoing operating performance. The benefits recorded during the year ended December 31, 2023 are related to changes in estimated inventory obsolescence and uncollectible accounts receivables. The benefits recorded during the year ended December 31, 2022 are related to changes in estimated inventory obsolescence.

(h)	Represents a non-cash charge associated with the forgiveness of a portion of up-front customer incentives with repayment features which was done along with our customer completing a recapitalization and restructuring of its indebtedness and the execution of a new long-term exclusive sales agreement with us. This amount is not considered to be indicative of our ongoing operating performance.

(i)	Represents certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(j)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(k)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $1.3 million and benefits of $3.6 million for the three months ended December 31, 2023 and 2022, respectively, and benefits of $0.9 million and expenses of $3.4 million for the years ended December 31, 2023 and 2022, respectively. The tax adjustments for the years ended December 31, 2023 and 2022 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute related to a January 1, 2020 intra-entity transfer of certain intellectual property rights is realized.

The following table reconciles cash (used for) provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
Cash (used for) provided by operating activities	$(51.8)	$(43.9)	$131.0	$12.2	$210.1	$79.9	$286.0	$245.6	$575.3	$293.8
Purchase of property, plant and equipment	(41.4)	(42.5)	(32.5)	(29.5)	(31.4)	(35.5)	(32.6)	(43.4)	(137.9)	(150.9)
Interest proceeds on swaps designated as net investment hedges	5.6	6.2	0.5	3.8	3.0	6.1	0.5	3.8	9.6	19.9
Free cash flow	$(87.6)	$(80.2)	$99.0	$(13.5)	$181.7	$50.5	$253.9	$206.0	$447.0	$162.8

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Income from operations	$161.2	$109.8	$587.5	$423.2
Other expense, net	4.0	13.7	19.5	26.1
Total	157.2	96.1	568.0	397.1
Debt extinguishment and refinancing-related costs (a)	2.9	15.3	9.9	14.7
Termination benefits and other employee-related costs (b)	3.9	14.8	17.5	24.9
Acquisition and divestiture-related costs (c)	1.9	0.1	2.7	2.9
Impairment charges (benefits) (d)	—	—	15.3	(0.4)
Accelerated depreciation and site closure costs (e)	2.8	0.1	6.8	4.3
Gains on sales of facilities (f)	—	(1.5)	(0.1)	(1.5)
Russia sanction-related impacts (g)	—	0.2	(1.5)	5.0
Commercial agreement restructuring impacts (h)	—	—	—	25.0
Other adjustments (i)	0.2	(0.8)	(0.6)	0.3
Step-up depreciation and amortization (j)	13.2	22.9	55.7	93.0
Adjusted EBIT	$182.1	$147.2	$673.7	$565.3

Segment Adjusted EBIT (1):
Performance Coatings	$129.3	$106.7	$491.4	$448.3
Mobility Coatings	39.6	17.6	126.6	24.0
Total	168.9	124.3	618.0	472.3
Step-up depreciation and amortization (j)	13.2	22.9	55.7	93.0
Adjusted EBIT	$182.1	$147.2	$673.7	$565.3

(1)
During the three months ended December 31, 2023, Axalta transitioned to using Adjusted EBITDA as the primary measure to evaluate financial performance of the operating segments and allocate resources. We will continue publishing segment Adjusted EBIT through 2024 to allow for historical trend analyses.

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance. The amounts for the years ended December 31, 2023 and 2022 include $0.2 million, and $1.9 million, respectively, of due diligence and other related costs associated with unconsummated merger and acquisition transactions.

(d)	Represents impairment charges and benefits, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023. The amounts recorded during the year ended December 31, 2022 relate primarily to insurance recoveries on assets impaired in a prior year.

(e)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents non-recurring income related to the sale of previously closed manufacturing facilities.

(g)	Represents expenses and associated changes to estimates related to sanctions imposed on Russia in response to the conflict with Ukraine for incremental reserves on accounts receivable and inventory, which we do not consider indicative of our ongoing operating performance. The benefits recorded during the year ended December 31, 2023 are related to changes in estimated inventory obsolescence and uncollectible accounts receivables. The benefits recorded during the year ended December 31, 2022 are related to changes in estimated inventory obsolescence.

(h)	Represents a non-cash charge associated with the forgiveness of a portion of up-front customer incentives with repayment features which was done along with our customer completing a recapitalization and restructuring of its indebtedness and the execution of a new long-term exclusive sales agreement with us. This amount is not considered to be indicative of our ongoing operating performance.

(i)	Represents certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(j)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Net income	$40.9	$44.1	$63.3	$43.9	$60.5	$61.1	$73.3	$73.6
Interest expense, net	32.6	33.5	35.0	38.7	48.2	54.6	55.1	55.4
Provision for income taxes	11.0	18.8	21.8	13.5	15.3	13.4	29.3	28.2
Depreciation and amortization	77.7	77.3	74.5	73.6	69.5	66.2	71.2	68.7
EBITDA	162.2	173.7	194.6	169.7	193.5	195.3	228.9	225.9
Debt extinguishment and refinancing related costs (a)	—	(0.2)	(0.4)	15.3	1.8	1.2	4.0	2.9
Termination benefits and other employee-related costs (b)	1.9	2.7	5.0	14.8	(0.2)	2.3	11.5	3.9
Acquisition and divestiture-related costs (c)	0.4	2.2	0.2	0.1	0.5	(0.1)	0.4	1.9
Impairment charges (benefits) (d)	0.3	(0.6)	(0.1)	—	7.1	8.3	(0.1)	—
Site closure costs (e)	0.6	1.1	0.4	0.2	1.1	0.8	2.1	2.8
Foreign exchange remeasurement losses (f)	2.6	4.9	5.8	1.9	2.3	9.6	6.7	4.1
Long-term employee benefit plan adjustments (g)	0.1	0.1	0.2	(0.7)	2.2	2.3	2.3	2.4
Stock-based compensation (h)	5.3	3.7	5.0	8.2	6.3	7.3	5.7	6.9
Gains on sales of facilities (i)	—	—	—	(1.5)	—	(0.1)	—	—
Russia sanction-related impacts (j)	5.8	0.3	(1.3)	0.2	(1.4)	0.1	(0.2)	—
Commercial agreement restructuring impacts (k)	—	25.0	—	—	—	—	—	—
Other adjustments (l)	0.4	(0.2)	0.9	—	(0.1)	(0.1)	(0.8)	0.1
Adjusted EBITDA	$179.6	$212.7	$210.3	$208.2	$213.1	$226.9	$260.5	$250.9

Segment Adjusted EBITDA:
Performance Coatings	157.5	188.8	184.9	168.8	169.1	181.2	199.8	191.8
Mobility Coatings	22.1	23.9	25.4	39.4	44.0	45.7	60.7	59.1
Total	$179.6	$212.7	$210.3	$208.2	$213.1	$226.9	$260.5	$250.9

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance. The amounts for the years ended December 31, 2023 and 2022 include $0.2 million, and $1.9 million, respectively, of due diligence and other related costs associated with unconsummated merger and acquisition transactions.

(d)	Represents impairment charges and benefits, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023. The amounts recorded during the year ended December 31, 2022 relate primarily to insurance recoveries on assets impaired in a prior year.

(e)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(g)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(h)	Represents non-cash impacts associated with stock-based compensation.

(i)	Represents non-recurring income related to the sale of previously closed manufacturing facilities.

(j)	Represents expenses and associated changes to estimates related to sanctions imposed on Russia in response to the conflict with Ukraine for incremental reserves on accounts receivable and inventory, which we do not consider indicative of our ongoing operating performance. The benefits recorded during the year ended December 31, 2023 are related to changes in estimated inventory obsolescence and uncollectible accounts receivables. The benefits recorded during the year ended December 31, 2022 are related to changes in estimated inventory obsolescence.

(k)	Represents a non-cash charge associated with the forgiveness of a portion of up-front customer incentives with repayment features which was done along with our customer completing a recapitalization and restructuring of its indebtedness and the execution of a new long-term exclusive sales agreement with us. This amount is not considered to be indicative of our ongoing operating performance.

(l)	Represents certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.